UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 11, 2007

CREATIVE VISTAS, INC.
(Exact name of registrant as specified in its charter)

Arizona	0-30585	86-0464104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Forbes Street Unit 8-10 Whitby, Ontario
Canada		L1N 9T3
(Address of principal executive offices)		(Zip Code)

(905)-666-8676
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

    Item 2.01 Completion of Acquisition or Disposition of Assets
    Item 9.01 Financial Statements and Exhibits
    SIGNATURES

Item 2.01 Completion of Acquisition

On October 11, 2007, pursuant to an Agreement of Purchase and Sale, a subsidiary of Creative Vistas, Inc. (the “Registrant”), Cancable XL Inc. (“Cancable”), acquired all of the issued and outstanding common shares of XL Digital Services Inc. (“XL Digital”) from Barry Simons. The total consideration to be paid by Cancable for the shares of XL Digital will be an amount equal to the earnings before interest, taxes, depreciation and amortization derived from the carrying on of its business by XL Digital for the twelve month period after the completion of the acquisition times 2.5. The consideration will be paid in notes, warrants to acquire stock in the Registrant, and cash, with the total balance due on January 5, 2009. A portion of the purchase price will be paid in January, 2008.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this Report:

Exhibit Number	Exhibit Description
2.1	Agreement of Purchase and Sale, dated October 11, 2007, by and among Cancable XL Inc., Creative Vistas, Inc., Barry Simons, and XL Digital Services Inc.

2.2	Promissory Note, dated October 11, 2007, issued by Cancable XL Inc. to Barry Simons

2.3	Share Pledge Agreement, dated October 11, 2007, by and among Cancable XL Inc., Barry Simons, and XL Digital Services Inc.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE VISTAS, INC.

Date: October 17, 2007	By:	/s/ Heung Hung Lee
Name: Heung Hung Lee
Title: Chief Financial Officer

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